AMERICAN PARTNERS LIFE INSURANCE COMPANY
                         APL Variable Annuity Account 1

                                POWER OF ATTORNEY


City of Minneapolis

State of Minnesota


The undersigned, as a Director and President of American Partners Life Insurance Company (APL), sponsor of the unit investment trust consisting of the APL Variable Annuity Account 1 in connection with the filing of a registration statement on Form N-4 under the Securities Act of 1933 and the Investment Company Act of 1940, hereby constitutes and appoints William A. Stoltzmann, Mary Ellyn Minenko, Eileen J. Newhouse and Timothy S. Meehan or any one of them, as her attorney-in-fact and agent, to sign for her in her name, place and stead any and all filings, applications (including applications for exemptive relief), periodic reports, registration statements (with all exhibits and other documents required or desirable in connection therewith), other documents, and amendments thereto and to file such filings, applications periodic reports, registration statements, other documents, and amendments thereto with the Securities and Exchange Commission, and any necessary states, and grants to any or all of them the full power and authority to do and perform each and every act required or necessary in connection therewith.

Dated the 19th day of April, 1999.

/s/ Paula R. Meyer                                               April 19, 1999
    Paula R. Meyer